EXHIBIT 99.1

j2 Global Reports Q1 2007 Results

Revenues Up 29% vs. Q1 2006 to $54.1 Million,
$0.35 Non-GAAP EPS, $0.32 EPS

LOS ANGELES—May 7, 2007—j2 Global Communications, Inc. [NASDAQ: JCOM], the provider of outsourced, value-added messaging and communications services, today reported financial results for the first quarter ended March 31, 2007.

FIRST QUARTER 2007 RESULTS

Revenues for Q1 2007 increased 29% to $54.1 million compared to $42.0 million for Q1 2006.

Net earnings per diluted share, excluding non-cash stock-based compensation expense net of related tax benefit (“Non-GAAP EPS”), for Q1 2007 increased 35% to $0.35 compared to $0.26 in Q1 2006.

Net earnings for Q1 2007 were $16.4 million, a 34% increase compared to Q1 2006 net earnings of $12.3 million. Net earnings per diluted share rose 33% to $0.32 per share compared to Q1 2006 net earnings per diluted share of $0.24.

The Company ended the quarter with approximately $210 million in cash and investments. During Q1, the Company also repurchased 400,000 shares of its common stock for a total purchase price of $10.2 million.

Key financial results for first quarter 2007 versus first quarter 2006 are as follows:

	Q1 2007	Q1 2006	% Increase
Revenues	$54.1 million (1)	$42.0 million	29%
Non-GAAP EPS (2)	$0.35	$0.26	35%
Net Earnings (2)	$16.4 million	$12.3 million	34%
Net Earnings per Share (2)	$0.32	$0.24	33%

(1)	Includes approximately $2 million of revenue associated with patent license agreement with CallWave, Inc.
(2)	Net earnings in Q1 2007 and 2006 are based on a tax rate of approximately 30%. For the full year 2006 the tax rate was approximately 27%.

“The key drivers contributing to our Q1 revenues and earnings growth were increased usage, the continued rollout of our price change, enhanced patent license revenue from our license agreement with CallWave and international expansion,” said Scott Turicchi, co-president and chief financial officer.

BUSINESS OUTLOOK

“We are pleased to report that we have spent significant resources on rolling out our new voice services – Onebox® and eVoice ReceptionistTM,” said Hemi Zucker, co-president and chief operating officer. “Initial paid subscriber signups for these services have exceeded our expectations. As a result of this positive initial performance, we have increased our commitment of people and marketing resources to take advantage of this market opportunity.”

Q2 2007 Estimates

For the second quarter of 2007, j2 Global anticipates revenues to approximate $53.4 million to $54.8 million and Non-GAAP EPS to approximate $0.35 to $0.36. This earnings estimate assumes an effective tax rate for Q2 2007 of approximately 30% and 50.9 million diluted shares.  The Company expects to incur SFAS 123(R) (expensing for stock-based compensation) expense, net of taxes, for the quarter of approximately $0.02 per diluted share.

A summary of this Q2 2007 financial guidance is set forth in the table below:

Q2 2007
Revenues	$53.4 million– $54.8 million
Non-GAAP EPS (1)	$0.35– $0.36

(1)	Per share guidance is based upon a tax rate of approximately 30% and fully diluted shares of 50.9 million.

Fiscal Year 2007 Estimates

The Company reaffirms its previous revenue guidance of between $217 million and $229 million for fiscal 2007.

The Company also reaffirms its previous Non-GAAP EPS guidance for the year of between $1.35 and $1.45.

Additionally, the Company continues to expect SFAS 123(R), net of taxes, to impact annual earnings by between $0.07 and $ 0.09 per diluted share.

The foregoing estimates are based on a tax rate of approximately 30% and 50.9 million diluted shares.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans greater than 2,800 cities in 40 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX™, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax Broadcast™, eVoice®, PaperMaster®, Consensus™, M4 Internet® and Protofax®. As of December 31, 2006, j2 Global had achieved 11 consecutive fiscal years of revenue growth and 5 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:
Jeff Adelman
j2 Global Communications, Inc.
323-372-3617
                                                                                press@j2global.com

Kari Garcia
Comm Strategies
949-459-9696, ext. 244
pr@commstrategies.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “2007 Estimates” portion (and specifically Q2 and fiscal year 2007 estimates). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2006 Annual Report on Form 10-K filed by j2 Global on March 12, 2007, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The financial estimates provided in the “Business Outlook” portion of this press release (and specifically Q2 and fiscal year 2007 estimates) are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates.

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2007	2006

ASSETS
Cash and cash equivalents	$103,883	$95,605
Short-term investments	103,180	83,498
Accounts receivable, net	11,755	11,989
Prepaid expenses and other	3,025	4,779
Deferred income taxes	2,643	2,643

Total current assets	224,486	198,514

Long-term investments	3,217	12,493
Property and equipment, net	18,162	18,951
Goodwill	31,002	30,954
Other purchased intangibles, net	22,787	21,400
Deferred income taxes	5,437	5,406
Other assets	380	442

TOTAL ASSETS	$305,471	$288,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$15,341	$17,117
Income taxes payable	—	4,511
Deferred revenue	14,063	11,530
Current portion of long-term debt	18	149

Total current liabilities	29,422	33,307

Accrued income taxes	26,265	—
Other	102	112

Total liabilities	55,789	33,419

Total stockholders' equity	249,682	254,741

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$305,471	$288,160

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2007	2006

Revenues
Subscriber	$50,293	$40,562
Other	3,848	1,456

Total revenue	54,141	42,018

Cost of revenues (including stock-based compensation of $182 and $109 for the three months of 2007 and 2006, respectively)	10,990	9,010

Gross profit	43,151	33,008

Operating expenses:
Sales and marketing (including stock-based compensation of $278 and $265 for the three months of 2007 and 2006, respectively)	8,780	6,864
Research, development and engineering (including stock-based compensation of $173 and $110 for the three months of 2007 and 2006, respectively)	2,713	1,892
General and administrative (including stock-based compensation of $1,097 and $940 for the three months of 2007 and 2006, respectively)	9,825	7,900

Total operating expenses	21,318	16,656

Operating earnings	21,833	16,352

Interest and other income, net	1,725	1,256

Earnings before income taxes	23,558	17,608

Income tax expense	7,119	5,297

Net earnings	$16,439	$12,311

Basic net earnings per share	$0.34	$0.25

Diluted net earnings per share	$0.32	$0.24

Basic weighted average shares outstanding	48,822,735	49,249,778

Diluted weighted average shares outstanding	50,680,093	51,037,378

j2 GLOBAL COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2007	2006

Cash flows from operating activities:
Net earnings	$16,439	$12,311
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	2,164	1,989
Stock-based compensation	1,698	1,424
Tax benefit of vested restricted stock	5	—
Tax benefit of stock option exercises	2,823	506
Excess tax benefits on stock option exercises	(2,163)	(482)
Deferred income taxes	(31)	(343)
Loss on disposal of fixed assets	104	—
Decrease (increase) in:
Accounts receivable	257	79
Prepaid expenses and other	1,756	153
Other assets	62	(122)
(Decrease) increase in:
Accounts payable and accrued expenses	(2,130)	(1,446)
Income taxes payable	3,157	3,880
Deferred revenue	2,528	1,183
Other	(10)	113

Net cash provided by operating activities	26,659	19,245

Cash flows from investing activities:
Net purchases of available-for-sale investments	(21,660)	(22,479)
Net redemptions of held-to-maturity investments	11,254	19,065
Purchases of property and equipment	(529)	(757)
Acquisition of business, net of cash received	(4)	—
Purchase of intangible assets	(1,995)	(1,068)

Net cash used in investing activities	(12,934)	(5,239)

Cash flows from financing activities:
Repurchases of common stock	(10,184)	—
Issuance of common stock under employee stock purchase plan	62	130
Exercise of stock options	2,529	183
Excess tax benefits on stock option exercises	2,163	482
Repayments of long-term debt	(132)	(170)

Net cash (used in) provided by financing activities	(5,562)	625

Effect of exchange rate changes on cash and cash equivalents	115	(201)

Net Increase in cash and cash equivalents	8,278	14,430

Cash and cash equivalents, beginning of period	95,605	36,301

Cash and cash equivalents, end of period	$103,883	$50,731

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF MODIFIED NET EARNINGS
THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Modified net earnings are GAAP net earnings with the following modifications (i) elimination of stock-based compensation expense for 2007 and 2006; and (ii) elimination of income tax expense associated with stock-based compensation expense. Modified net earnings and modified net earnings per share are not meant as a substitute for measures determined under GAAP, but are solely for informational purposes.  The following table illustrates and reconciles the GAAP net earnings with the aforementioned exclusions.  The Company believes that this non-GAAP financial information provides a  useful measure of operating performance.

	THREE MONTHS ENDED MARCH 31, 2007				THREE MONTHS ENDED MARCH 31, 2006
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP
Revenues
Subscriber	$50,293	$—		$50,293	$40,562	$—		$40,562
Other	3,848	—		3,848	1,456	—		1,456

Total revenue	54,141	—		54,141	42,018	—		42,018

Cost of revenues (1)	10,990	(182	)(1)	10,808	9,010	(109	)(1)	8,901

Gross profit	43,151	182		43,333	33,008	109		33,117

Operating expenses:
Sales and marketing (1)	8,780	(278	)(1)	8,502	6,864	(265	)(1)	6,599
Research, development and engineering (1)	2,713	(173	)(1)	2,540	1,892	(110	)(1)	1,782
General and administrative (1)	9,825	(1,097	)(1)	8,728	7,900	(940	)(1)	6,960

Total operating expenses	21,318	(1,548)		19,770	16,656	(1,315)		15,341

Operating earnings	21,833	1,730		23,563	16,352	1,424		17,776

Other income and expenses:
Interest and other income, net	1,725	—		1,725	1,256	—		1,256

Total other income and expenses:	1,725	—		1,725	1,256	—		1,256

Earnings before income taxes	23,558	1,730		25,288	17,608	1,424		19,032

Income tax expense (2)	7,119	464	(2)	7,583	5,297	345	(2)	5,642

Net earnings	$16,439	$1,266		$17,705	$12,311	$1,079		$13,390

Diluted net earnings per share	$0.32			$0.35	$0.24			$0.26

Diluted weighted average shares outstanding	50,680,093			50,905,135	51,037,378			51,375,830

(1) Stock-based compensation and related payroll
tax and employee compensation expenses
Cost of revenues		$(182)				$(109)
Sales and marketing		(278)				(265)
Research, development and engineering		(173)				(110)
General and administrative		(1,097)				(940)

		$(1,730)				$(1,424)

(2) Income tax adjustment, net impact of the items above		464				345